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                                                                    EXHIBIT 23.1

PRICEWATERHOUSECOOPERS [LOGO]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      PO Box 363566
                                                      San Juan PR 00936-3566
                                                      Telephone (787) 754-9090
                                                      Facsimile (787) 766 1094


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73242) of Popular Inc. of our report dated February 28, 2003 relating to the financial statements, which appears on page
36 of the 2002 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in this Annual Report on Form 10-K.






s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


San Juan, Puerto Rico

March 18, 2003